Exhibit 99.1






FOR IMMEDIATE RELEASE

CONTACTS:   Media    (San Francisco)  Glen Mathison          (415) 636-5448
            Investors/Analysts        Rich Fowler            (415) 636-9869

                       SCHWAB ANNOUNCES QUARTERLY RESULTS,
             INCREASES DIVIDEND BY 27% FOLLOWING PROFIT IMPROVEMENT


     SAN FRANCISCO, July 23, 2003 - The Charles Schwab Corporation announced today that its net income for the quarter ended June 30, 2003 was $126 million, up 77% from the first quarter 2003 total of $71 million, and 29% higher than the second quarter 2002 total of $98 million. Excluding a $15 million after-tax charge for excess facilities and a non-recurring tax benefit of approximately $11 million, Schwab's second quarter 2003 adjusted operating income was $130 million, up 106% from the $63 million generated in the prior quarter, and up 19% from the year-ago quarter's $109 million.

     For the first half of 2003, the Company's net income was $197 million, up 3% compared with the $192 million earned during the same period in 2002. Adjusted operating income for the first half of 2003 was $193 million, 12% lower than the $220 million total for the first six months of 2002. A table that reconciles net income to adjusted operating income is attached.



                                    Three Months Ended                     Six Months Ended
                                       --June 30,--          %                --June 30,--         %
Financial Highlights                 2003       2002       Change           2003       2002      Change
-------------------------------------------------------------------------------------------------------
Revenues (in millions)             $1,018     $1,037        (2)%          $1,918     $2,085        (8)%

Reported Results:
  Net Income (in millions)           $126        $98         29%            $197       $192          3%
  Diluted earnings per share         $.09       $.07         29%            $.14       $.14         ---
  After-tax profit margin           12.3%       9.5%                       10.2%       9.2%
  Return on stockholders' equity      12%         9%                         10%        9 %

Adjusted Operating Results 1:
  Income (in millions)               $130       $109         19%            $193       $220       (12)%
  Diluted earnings per share         $.09       $.08         13%            $.14       $.16       (13)%
  After-tax profit margin           12.7%      10.5%                       10.1%      10.6%

1.   Non-GAAP income measures which exclude loss from discontinued  operations,  an extraordinary  gain relating  to the 2001  sale of U.S.  Trust's  corporate  trust  business,  restructuring  charges, impairment  charges,  acquisition-related  costs  (including  intangible  asset  amortization  and merger-related compensation), as well as a non-recurring tax benefit.
-------------------------------------------------------------------------------------------------------

     In reviewing the second quarter, CEO David S. Pottruck commented, "Encouraging developments in both the geopolitical and economic arenas helped the securities markets rebound strongly from first quarter levels, and both client asset valuations and trading activity followed suit. Stronger inflows to actively managed equity mutual funds and an 11% increase in margin loan balances over the past quarter also pointed to heightened investor engagement. However, our 152,000 new account openings and less than $7 billion in net new assets for the second quarter indicate that many investors continue to approach the markets with hesitancy, leading us to remain cautious about the sustainability of our improved business results. We ended the second quarter with 7.7 million active accounts and $845 billion in client assets, down 4% and up 6%, respectively, from month-end June 2002."

     "The market environment during the second quarter of 2003 helped support a 13% increase in our revenues over the prior quarter, with every category showing improvement," the CEO said. "At the same time, the leverage provided by our continued expense discipline yielded a 77% increase in net income and a 12.3% after-tax profit margin, our highest since the first quarter of 2000. Similarly, the Company's adjusted operating income, which we continue to use in evaluating the firm's ongoing financial performance, doubled from quarter to quarter, and our 12.7% second quarter after-tax operating profit margin was the highest in three years. In comparison with the second quarter of last year, we gained ground as well - a 2% decline in revenues for the second quarter of 2003 was more than offset by a 6% decline in operating expenses, which resulted in a 19% increase in adjusted operating income."

     Chairman Charles R. Schwab noted, "Throughout the ups and downs of the markets, Schwab has continued to generate strong cash flows. In recognition of the continued strength of these cash flows and the recent changes in dividend taxation, the Board of Directors has approved a 27% increase in Schwab's quarterly cash dividend to 1.4 cents per share." The dividend is payable August 21, 2003 to stockholders of record August 7, 2003.

     Mr. Pottruck continued, "Even as our financial performance has improved dramatically, we remain focused on sustaining the Company's long-term growth by building our sources of revenue. We highlighted an important step forward in this effort during the second quarter by announcing that U.S. Trust has agreed to acquire State Street Corporation's Private Asset Management group (PAM), which provides wealth management services to clients in the New England area. This transaction helps expand the national footprint of a key business in our organization by giving U.S. Trust an immediate strong presence in an important wealth market. In addition, it enables us to add a full array of private banking capabilities to the investment management and fiduciary services already provided by PAM, which currently has about $11.7 billion in assets under management. We are currently awaiting regulatory approvals, and we expect that the transaction will close in the fourth quarter of 2003. U.S. Trust's total client assets equaled $114 billion as of month-end June, down 1% from a year ago."

     "We took another important step in building our business during the second quarter by launching Schwab Bank, N.A., which is currently focused on providing mortgage, line of credit and deposit services," Mr. Pottruck said. "These are the services most in demand from our clients as they look to simplify their financial affairs by building stronger relationships with partners they trust. Our banking offer was designed to stay true to our tradition of offering both great value and great service, and clients are responding - as of month-end June, Schwab Bank had originated approximately $180 million in first mortgages since its launch and had committed to fund almost $900 million more. In addition, client deposits totaled approximately $420 million."

     Mr. Pottruck said, "Faced with challenging market environments and an increasingly complex investing picture, many Schwab clients need and expect us to deliver the market wisdom, information, tools and services necessary to help them navigate towards their investing goals. Our recently completed Fresh Start campaign showcased our ability to do just that, and it attracted over 40,000 responses and $3.7 billion in additional assets to Schwab. During the second quarter we also completed the nationwide rollout of our Foundational Consultation, which is specifically designed to provide tailored investment guidance to clients with less than $100,000 in assets. This service complements our existing Comprehensive Consultation for clients with larger portfolios and helps ensure that any Schwab client seeking professional, personalized help in managing their investments can get that help quickly, efficiently and at a great value. Investors enrolled in our Schwab Private Client Service, which provides ongoing, face-to-face guidance to affluent clients that desire to retain day-to-day responsibility for managing their portfolios, now have access to Schwab Personal Portfolios(TM). This service combines the benefits of managed accounts - flexible, personalized, tax-sensitive investing by a Schwab portfolio manager - with the stock evaluation power of Schwab Equity Ratings(TM). Schwab Private Client continues to grow - there are now more than 10,300 clients with $10.3 billion in assets enrolled in this program. Net new client assets in accounts at Schwab with an ongoing advisory component - including Schwab Private Client, accounts managed by independent investment advisors (IAs), and U.S. Trust accounts - totaled over $3 billion during the second quarter of 2003, and total assets in these accounts equaled $371 billion, up 7% from month-end June 2002."

     Mr. Pottruck commented, "Our Services for Investment Managers (SIM) group continues to pursue their mission of delivering unparalleled service to the IAs who use Schwab for custody, trading and administrative support. Our team coordinated the inclusion of many IAs and their clients in the Fresh Start campaign, which ultimately attracted the clients of more than 700 advisory firms, who in turn contributed almost 40% of the net new assets generated by the program. During the second quarter, over 450 of our larger IA clients attended SIM-sponsored regional conferences, which focused on sharing best practices and discussing strategies to help them grow their businesses. We also enhanced our Advisor WebCenter(TM) website design and maintenance offering to include easier document uploads and a resource center that can provide online marketing support. More than 200 IAs are now using this service. Client referrals to IAs through our Schwab Advisor Network(TM) program totaled 5,700 during the second quarter of 2003, up 30% from the previous quarter. At month-end June, client assets at Schwab associated with IA referral programs equaled $15 billion, and total client assets under the guidance of IAs were a record $247 billion, up 15% and 7%, respectively, from a year ago."

     Mr. Pottruck said, "As part of our efforts to help actively trading clients measurably improve their trading results, we recently launched the Stock Selection online seminar, the third in a series of related educational workshops. These workshops deliver on-demand expert information - from people like Ken Tower, CyberTrader's chief market strategist, and Greg Miller, Schwab Active Trader's Chief Trading Officer - via the internet using streaming video and audio. We also released a new version of our CyberTrader Pro(R) direct market access software, which includes enhanced charting capabilities, streaming options data, and access to additional trading venues."

     "Schwab employees continue to harness technology to deliver superior client service in a variety of exciting ways," Mr. Pottruck commented. "We held over 1,200 local investing workshops and educational events during the second quarter which attracted over 12,000 attendees across the country. We also held another 55 Live Online Web-based interactive workshops, and offered several specialized Web-casts for our more affluent clients featuring commentary from our in-house experts. We created the Platinum Benefits Center on our Web site to make it easier for our Schwab Signature Platinum(R) clients to access these Web-casts, as well as the research, tools, and information that are available specifically for them. Additionally, now that a year has passed since the introduction of Schwab Equity Ratings, we have fulfilled our promise to provide transparent and thorough reporting on the performance of those ratings. Anyone can simply go to www.schwab.com, and click on "Markets and Research," then "Schwab Equity Ratings" to see how each of our ratings has performed over various rolling time periods. We currently have 4.1 million accounts with $329 billion in assets using online services at Schwab, versus 4.3 million accounts holding $308 billion in assets as of month-end June 2002; online trades made up 87% of all trades during the second quarter of 2003, up from 83% during the second quarter of 2002."

     "Our Corporate Services team also began offering new capabilities to their plan sponsor clients during the second quarter," Mr. Pottruck continued. "Our Schwab Service Scorecard(TM) is an online reporting tool that enables plan sponsors to track and monitor how well Schwab is serving their clients, and Schwab StockPlanManager(TM) is a Web-based system to help stock plan administrators manage their employee plans by providing secure access to employee demographics, grant and exercise information, as well as allowing real-time transfer of data to and from Schwab. Overall, our 401(k) offerings continue to attract clients - net new client assets placed in such accounts totaled just under $900 million during the second quarter of 2003, up 36% from the year ago quarter. Total client assets in employer-sponsored retirement plans at Schwab now total $101 billion, up 10% from the second quarter of 2002."

     "Our Capital Markets group bolstered its institutional equities trading capabilities during the second quarter by adding 10 more professionals to a team that now numbers more than 110," Mr. Pottruck said. "This group is responsible for building a business that has generated year-to-date 2003 revenues of $55 million, which is more than double the total for the first half of 2002. Institutional equities trading is an integral part of the Schwab Liquidity Network(TM), our market-making system designed to deliver very effective trade executions for both retail and institutional clients. We recently increased the number of securities traded by the Liquidity Network to over 11,000, up from about 5,000 at its launch in February. In addition, client interest in our financial product offerings remains strong - total client assets in fixed income securities equaled $131 billion as of month-end June, up 13% from June 2002."

     Mr. Pottruck added, "During the second quarter we began taking subscriptions for the Schwab Small-Cap Equity Fund(TM), which is designed to help clients participate in the growth potential of small U.S. companies through a single, diversified investment. This fund joins the Schwab Hedged Equity Fund(TM) and the Schwab Core Equity Fund(TM) in utilizing Schwab Equity Ratings to help guide stock selection. Client asset balances in mutual funds at Schwab totaled $352 billion at the end of June, including $85 billion in third-party Mutual Fund OneSource(R) funds, $25 billion in our clearing business, $84 billion in other third-party Mutual Fund Marketplace(R) funds, and $158 billion in proprietary SchwabFunds(R) and Excelsior(R) Funds."

     The Charles Schwab Corporation (NYSE:SCH), through Charles Schwab & Co., Inc. (member SIPC/NYSE), U.S. Trust Corporation, CyberTrader, Inc. and its other operating subsidiaries, is one of the nation's largest financial services firms serving investors through offices, regional client telephone service centers and automated telephonic and online channels. The Charles Schwab, U.S. Trust and CyberTrader Web sites can be reached at www.schwab.com, www.ustrust.com and www.cybertrader.com, respectively.

                                       ###



                                                   THE CHARLES SCHWAB CORPORATION
                                                  Consolidated Statement of Income
                                               (In millions, except per share amounts)
                                                             (Unaudited)

------------------------------------------------------------------------------------------------------------------------------------
                                                                                     Three Months                  Six Months
                                                                                        Ended                         Ended
                                                                                       June 30,                      June 30,
                                                                                  2003          2002           2003          2002
------------------------------------------------------------------------------------------------------------------------------------
Revenues
    Asset management and administration fees                                     $ 445         $ 444          $ 873         $ 885
    Commissions                                                                    313           290            553           588
    Interest revenue                                                               244           303            483           612
    Interest expense                                                               (64)          (90)          (128)         (181)
                                                                                -------       -------        -------       -------
     Net interest revenue                                                          180           213            355           431
    Principal transactions                                                          43            49             76           100
    Other                                                                           37            41             61            81
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Total                                                                            1,018         1,037          1,918         2,085
------------------------------------------------------------------------------------------------------------------------------------
Expenses Excluding Interest
    Compensation and benefits                                                      449           462            866           925
    Other compensation - merger retention programs                                   -             8              -            22
    Occupancy and equipment                                                        111           114            222           229
    Depreciation and amortization                                                   71            80            147           162
    Communications                                                                  58            63            118           133
    Advertising and market development                                              21            51             69           103
    Professional services                                                           44            46             81            93
    Commissions, clearance and floor brokerage                                      20            17             33            34
    Restructuring charges                                                           24             3             24            29
    Impairment charges                                                               -             -              5             -
    Other                                                                           38            32             74            58
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Total                                                                              836           876          1,639         1,788
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Income from continuing operations before taxes on income
    and extraordinary gain                                                         182           161            279           297
Taxes on income                                                                    (56)          (60)           (79)         (110)
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Income from continuing operations before extraordinary gain                        126           101            200           187
Loss from discontinued operations, net of tax benefit                                -            (3)            (3)           (7)
Extraordinary gain on sale of corporate trust business, net of tax expense           -             -              -            12
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Net Income                                                                       $ 126          $ 98          $ 197         $ 192
====================================================================================================================================
Weighted-Average Common Shares Outstanding - Diluted                             1,360         1,385          1,358         1,387
------------------------------------------------------------------------------------------------------------------------------------
Earnings Per Share - Basic
    Income from continuing operations before extraordinary gain                 $  .10        $  .08         $  .15        $  .14
    Loss from discontinued operations, net of tax benefit                            -        $ (.01)             -        $ (.01)
    Extraordinary gain, net of tax expense                                           -             -              -        $  .01
    Net income                                                                  $  .10        $  .07         $  .15        $  .14

Earnings Per Share - Diluted
    Income from continuing operations before extraordinary gain                 $  .09        $  .08         $  .14        $  .14
    Loss from discontinued operations, net of tax benefit                            -        $ (.01)             -        $ (.01)
    Extraordinary gain, net of tax expense                                           -             -              -        $  .01
    Net income                                                                  $  .09        $  .07         $  .14        $  .14
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Dividends Declared Per Common Share                                             $ .011        $ .011         $ .022        $ .022
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All periods have been adjusted to summarize the impact of The Charles  Schwab  Corporation's  sale of its United  Kingdom  brokerage subsidiary, Charles Schwab Europe, in loss from discontinued operations.

See Notes to Consolidated Statement of Income and Financial and Operating Highlights.



                                                   THE CHARLES SCHWAB CORPORATION
                                                 Financial and Operating Highlights
                                                             (Unaudited)

                                                     |      2003      |               2002               |           2001          |
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                                                      Second   First    Fourth  Third    Second   First    Fourth  Third    Second
(In millions, except per share amounts and as noted)  Quarter  Quarter  Quarter Quarter  Quarter  Quarter  Quarter Quarter  Quarter
------------------------------------------------------------------------------------------------------------------------------------
Revenues (1)
    Asset management and administration fees          $   445  $   428  $   433 $   431  $   444  $   441  $   434 $   417  $   405
    Commissions                                           313      240      297     305      290      298      324     271      334
    Interest revenue, net of interest expense             180      175      189     204      213      218      206     224      229
    Principal transactions                                 43       33       37      47       49       51       63      42       55
    Other                                                  37       24       30      33       41       40       20      51       34
------------------------------------------------------------------------------------------------------------------------------------
Total                                                   1,018      900      986   1,020    1,037    1,048    1,047   1,005    1,057
------------------------------------------------------------------------------------------------------------------------------------
Expenses Excluding Interest (1)
    Compensation and benefits                             449      417      433     466      462      463      434     452      471
    Other compensation - merger retention programs          -        -        -       -        8       14       12      14       15
    Occupancy and equipment                               111      111      118     109      114      115      114     122      117
    Depreciation and amortization                          71       76       77      78       80       82       84      84       82
    Communications                                         58       60       61      62       63       70       73      78       86
    Advertising and market development                     21       48       55      50       51       52       61      41       49
    Professional services                                  44       37       38      41       46       47       48      36       48
    Commissions, clearance and floor brokerage             20       13       17      19       17       17       20      19       22
    Restructuring and other charges (2)                    24        -      170     159        3       26      172     101      129
    Impairment charges (3)                                  -        5       37       -        -        -        -       -        -
    Goodwill amortization                                   -        -        -       -        -        -       16      16       16
    Other                                                  38       36       49      37       32       26       33      15       24
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Total                                                     836      803    1,055   1,021      876      912    1,067     978    1,059
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Income (loss) from continuing operations before taxes
    on income (loss) and extraordinary gain               182       97      (69)     (1)     161      136      (20)     27       (2)
Tax (expense) benefit on income (loss) (1)                (56)     (23)      18       -      (60)     (50)      14     (14)      (2)
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Income (loss) from continuing operations before
    extraordinary gain                                    126       74      (51)     (1)     101       86       (6)     13       (4)
Loss from discontinued operations, net of tax benefit       -       (3)     (28)     (3)      (3)      (4)      (7)      -      (15)
Extraordinary gain on sale of corporate trust
    business, net of tax expense                            -        -        -       -        -       12        -       -      121
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Net Income (Loss)                                     $   126  $    71  $   (79)$    (4) $    98  $    94  $   (13)$    13  $   102
====================================================================================================================================
Basic earnings (loss) per share                       $   .10  $   .05  $  (.06)$   .00  $   .07  $   .07  $  (.01)$   .01  $   .07
Diluted earnings (loss) per share                     $   .09  $   .05  $  (.06)$   .00  $   .07  $   .07  $  (.01)$   .01  $   .07
Dividends declared per common share                   $  .011  $  .011  $  .011 $  .011  $  .011  $  .011  $  .011 $  .011  $  .011
Weighted-average common shares outstanding -
    diluted (4)                                         1,360    1,357    1,340   1,358    1,385    1,389    1,362   1,395    1,405
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Performance Measures
    Revenue growth (decline) over prior year's
        quarter (5)                                       (2%)    (14%)     (6%)     1%      (2%)    (11%)    (21%)   (23%)    (24%)
    Adjusted operating income (6)                     $   130  $    63  $    90 $    99  $   109  $   111  $   115 $    82  $   101
    After-tax profit margin - reported                  12.3%     7.9%    (8.0%)   (.4%)    9.5%     9.0%    (1.2%)   1.3%     9.6%
    After-tax profit margin - operating (6)             12.7%     7.0%     9.1%    9.7%    10.5%    10.6%    11.0%    8.4%     9.6%
    Return on stockholders' equity (7)                    12%       7%      (8%)     0%       9%       9%      (1%)     1%       9%
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Financial Condition (at quarter end)
    Cash and investments segregated (in billions)     $  22.6  $  22.3  $  21.0 $  19.2  $  17.6  $  18.3  $  17.7 $  15.6  $  13.4
    Receivables from brokerage clients (in billions)  $   7.0  $   6.3  $   6.8 $   7.1  $   8.5  $   9.5  $   9.6 $   9.3  $  11.7
    Total assets (in billions)                        $  41.8  $  40.4  $  39.7 $  37.6  $  37.6  $  38.8  $  40.5 $  37.1  $  35.9
    Payables to brokerage clients (in billions)       $  26.2  $  25.8  $  26.4 $  24.8  $  24.6  $  25.9  $  27.0 $  24.4  $  23.7
    Long-term debt (in millions)                      $   811  $   856  $   642 $   652  $   751  $   730  $   730 $   735  $   746
    Stockholders' equity (in millions)                $ 4,179  $ 4,056  $ 4,011 $ 4,143  $ 4,345  $ 4,268  $ 4,163 $ 4,178  $ 4,323
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Other
    Full-time equivalent employees (at quarter end,
        in thousands)                                    16.1     16.5     16.7    18.8     19.1     19.4     19.6    21.9     22.4
    Capital expenditures - cash purchases of equipment,
        office facilities, property, and internal-use
        software development costs, net (in millions) $    33  $    32  $    46 $    42  $    40  $    32  $    35 $    58  $    79
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Clients' Daily Average Trading Volume (in thousands)
    Daily average revenue trades (8)                    141.0    114.6    131.6   129.1    129.1    147.4    148.0   133.8    160.4
    Mutual Fund OneSource(R) and other asset-based
        trades                                           57.1     54.3     51.9    56.5     57.5     58.5     51.9    54.0     52.6
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    Daily average trades                                198.1    168.9    183.5   185.6    186.6    205.9    199.9   187.8    213.0
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Daily Average Trades by Channel (in thousands)
    Online                                              172.4    144.4    155.1   155.2    154.4    170.3    164.6   142.6    169.4
    TeleBroker(R) and Schwab by Phone(TM)                 5.3      4.6      5.5     5.7      6.1      7.2      7.3     7.0      8.0
    Regional client telephone service centers, branch
        offices, and other                               20.4     19.9     22.9    24.7     26.1     28.4     28.0    38.2     35.6
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Active Trader Daily Average Revenue Trades
    (in thousands) (8,9)                                 69.5     54.5     61.1    58.2     59.6     67.2     65.3    56.8     70.3
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Average Revenue Per Revenue Trade (8)                 $ 37.73  $ 37.30  $ 37.48 $ 39.71  $ 38.02  $ 36.03  $ 36.04 $ 36.35  $ 34.50
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(1)  All periods have been adjusted to summarize the impact of The Charles Schwab  Corporation's  (the Company's) sale of its United
     Kingdom brokerage subsidiary, Charles Schwab Europe, in loss from discontinued operations.
(2)  Restructuring charges include costs relating to workforce,  facilities,  systems hardware,  software, and equipment reductions.
     Other charges include a regulatory fine,  professional  service fees for operational and risk management  remediation,  and the write-off of certain software development costs for the second quarter of 2001.
(3)  Represents investment write-downs related to the Company's U.K. market-making operation, the sale of which was completed in the second quarter of 2003.
(4)  For the third and fourth quarters of 2002 and the fourth quarter of 2001,  excludes  outstanding  stock options and restrictive shares due to their antidilutive effect on the quarterly loss per share.
(5)  Excludes non-operating revenue, which primarily consists of a gain on the sale of an investment for the third quarter of 2001.
(6)  Represents a non-GAAP  income measure which excludes loss from  discontinued  operations,  extraordinary  gains,  non-operating revenue,  restructuring  and other charges,  impairment  charges,  and  acquisition-related  costs,  net of taxes, as well as a non-recurring tax benefit.
(7)  Calculated based on annualized quarterly net income (loss) and average stockholders' equity for the quarter.
(8)  Revenue trades include all client trades (both individuals and institutions) that generate either commission revenue or revenue from principal markups (i.e., fixed income); also known as DART.
(9)  Active Trader  includes all  CyberTrader  clients and Schwab  clients  enrolled as making at least 6 equity trades per quarter.
     Active Trader DART is included in total DART above.


                                                   THE CHARLES SCHWAB CORPORATION
                                      Reconciliation of Net Income to Adjusted Operating Income
                                                            (In millions)
                                                             (Unaudited)

------------------------------------------------------------------------------------------------------------------------------------
                                                                               Three Months Ended           Six Months Ended
                                                                                     June 30,                    June 30,
                                                                                2003         2002          2003           2002
------------------------------------------------------------------------------------------------------------------------------------
Net income                                                                     $ 126        $  98         $ 197          $ 192
   Adjustments to reconcile net income to adjusted
      operating income:
      Loss from discontinued operations (1)                                        -            5             5             11
      Extraordinary gain (2)                                                       -            -             -            (22)
      Restructuring charges (3):
             Workforce reduction                                                   -            3             -             17
             Facilities reduction                                                 24            -            24             12
------------------------------------------------------------------------------------------------------------------------------------
                    Total restructuring charges                                   24            3            24             29
      Impairment charges (4)                                                       -            -             5              -
      Acquisition-related charges:
             Compensation-merger retention programs                                -            8             -             22
             Intangible asset amortization                                         -            3             -              5
------------------------------------------------------------------------------------------------------------------------------------
                    Total acquisition-related charges                              -           11             -             27
------------------------------------------------------------------------------------------------------------------------------------
             Total adjusted items                                                 24           19            34             45
      Tax effect (5)                                                             (20)          (8)          (38)           (17)
------------------------------------------------------------------------------------------------------------------------------------
    Total adjusted items, net of tax                                               4           11            (4)            28
------------------------------------------------------------------------------------------------------------------------------------
   Adjusted operating income, after tax (6)                                    $ 130        $ 109         $ 193          $ 220
====================================================================================================================================
(1)  Represents the summarized  impact of The Charles Schwab  Corporation's  (the  Company's)  sale of its United Kingdom  brokerage subsidiary.
(2)  Represents the remaining gain from the 2001 sale of U.S. Trust  Corporation's  Corporate Trust business to The Bank of New York
     Company, Inc. that was recognized upon satisfaction of certain client retention requirements.
(3)  Restructuring  charges reflect the Company's plan to reduce  operating  expenses due to continued  economic  uncertainties  and difficult market conditions.  These charges primarily included a workforce  reduction and a reduction in operating  facilities.
     The $24 million of facilities  reduction  charges recorded in the three and six months ended June 30, 2003 are primarily due to changes in estimates of sublease income associated with previously announced efforts to sublease excess facilities.
(4)  Represents an investment write-down related to the Company's U.K. market-making  operation,  the sale of which was completed in the second quarter of 2003.
(5)  Includes a $16 million tax benefit  associated  with the Company's sale of its U.K.  market-making  operation in the six months ended June 30, 2003. Also includes an $11 million non-recurring tax benefit in the three and six months ended June 30, 2003.
(6)  In evaluating the Company's financial  performance,  management uses adjusted operating income, a non-GAAP income measure which excludes items as detailed in the table above.  Management believes that adjusted operating income is a useful indicator of its ongoing financial performance, and a tool that can provide meaningful insight into financial performance without the effects of certain material items that are not expected to be an ongoing part of operations.

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

                                                   The Charles Schwab Corporation
                          Notes to Consolidated Statement of Income and Financial and Operating Highlights
                                                             (Unaudited)



The Company
     The  consolidated  statement of income and financial and operating  highlights  include The Charles Schwab  Corporation and its subsidiaries (collectively,  the Company), including Charles Schwab & Co., Inc., U.S. Trust Corporation, Schwab Capital Markets L.P.
and CyberTrader, Inc. The consolidated statement of income and financial and operating highlights should be read in conjunction with the  consolidated  financial  statements  and notes thereto  included in the Company's  2002 Annual Report to  Stockholders  and the
Company's  Quarterly Report on Form 10-Q for the period ended March 31, 2003. Certain prior periods' revenues and expenses have been reclassified  to conform with the current  period  presentation.  All material  intercompany  balances  and  transactions  have been eliminated.

                                                             **********
                                                   THE CHARLES SCHWAB CORPORATION
                                                Growth in Client Assets and Accounts
                                                             (Unaudited)

                                                       |     2003     |               2002              |           2001           |
------------------------------------------------------------------------------------------------------------------------------------
                                                       Second   First   Fourth   Third   Second   First    Fourth  Third   Second
(In billions, at quarter end, except as noted)         Quarter Quarter Quarter  Quarter  Quarter Quarter  Quarter Quarter  Quarter
------------------------------------------------------------------------------------------------------------------------------------
Assets in client accounts
   Schwab One(R), other cash equivalents and deposits
       from banking clients                            $  30.2 $  31.1 $  31.1  $  29.0  $  28.6 $  29.2  $  31.5 $  28.1  $  27.0
   Proprietary funds (SchwabFunds(R) and Excelsior(R)):
       Money market funds                                126.8   132.4   129.7    129.2    126.7   130.0    130.3   130.0    122.7
       Equity and bond funds                              31.2    27.4    27.7     26.8     30.9    33.2     30.9    27.5     30.6
------------------------------------------------------------------------------------------------------------------------------------
          Total proprietary funds                        158.0   159.8   157.4    156.0    157.6   163.2    161.2   157.5    153.3
------------------------------------------------------------------------------------------------------------------------------------
   Mutual Fund Marketplace(R) (1):
       Mutual Fund OneSource(R)                           85.0    71.8    73.6     70.0     81.6    90.3     87.0    76.6     93.0
       Mutual fund clearing services                      24.5    21.4    21.2     19.8     21.9    22.3     21.0    18.2     21.0
       All other                                          84.6    71.6    71.6     68.5     75.9    78.8     73.6    66.8     74.4
------------------------------------------------------------------------------------------------------------------------------------
          Total Mutual Fund Marketplace                  194.1   164.8   166.4    158.3    179.4   191.4    181.6   161.6    188.4
------------------------------------------------------------------------------------------------------------------------------------
             Total mutual fund assets                    352.1   324.6   323.8    314.3    337.0   354.6    342.8   319.1    341.7
------------------------------------------------------------------------------------------------------------------------------------
   Equity and other securities (1)                       338.2   287.9   294.7    272.9    323.3   374.7    379.3   332.0    405.7
   Fixed income securities (2)                           131.1   125.2   121.8    117.5    116.5   108.4    101.5    98.2     95.4
   Margin loans outstanding                               (6.9)   (6.2)   (6.6)    (6.9)    (8.4)   (9.2)    (9.2)   (9.0)   (11.5)
------------------------------------------------------------------------------------------------------------------------------------
   Total client assets                                 $ 844.7 $ 762.6 $ 764.8  $ 726.8  $ 797.0 $ 857.7  $ 845.9 $ 768.4  $ 858.3
====================================================================================================================================
Net growth in assets in client accounts
   (for the quarter ended)
   Net new client assets                               $   6.5 $  14.2 $  10.1  $  10.6  $  11.5 $  15.4  $  13.5 $  17.9  $  11.3
   Net market gains (losses)                              75.6   (16.4)   27.9    (80.8)   (72.2)   (3.6)    64.0  (107.8)    41.2
------------------------------------------------------------------------------------------------------------------------------------
   Net growth (decline)                                $  82.1 $  (2.2)$  38.0  $ (70.2) $ (60.7)$  11.8  $  77.5 $ (89.9) $  52.5
====================================================================================================================================
New client accounts
   (in thousands, for the quarter ended)                 151.9   171.0   154.5    159.6    224.6   232.3    212.3   184.2    265.9
Active client accounts (in millions) (3)                   7.7     8.0     8.0      8.0      8.0     7.9      7.8     7.8      7.7
====================================================================================================================================
Active online Schwab client accounts (in millions) (4)     4.1     4.2     4.2      4.2      4.3     4.3      4.3     4.3      4.3
Online Schwab client assets                            $ 328.6 $ 295.7 $ 297.4  $ 279.1  $ 308.2 $ 341.9  $ 341.2 $ 306.3  $ 349.2
====================================================================================================================================
(1)  Excludes all proprietary money market, equity, and bond funds.
(2)  Includes certain other securities serviced by Schwab's fixed income division, including exchange-traded unit investment trusts, real estate investment trusts, and corporate debt.
(3)  Active  client  accounts are defined as accounts with balances or activity  within the preceding  eight months.  June 2003 data includes the removal of 192,000 accounts related to the sale of the Company's Employee Stock Purchase Plan business in December
     2002.
(4)  Active online accounts are defined as all active  individual and U.S.  dollar-based  international  accounts within a household that has had at least one online session within the past twelve months.  Excludes  independent  investment advisor accounts and
     U.S. Trust accounts.

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
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

                              The Charles Schwab Corporation Monthly Market Activity Report - July 2003
                                    Investor activity for 7.7 million active client accounts (1)

                                                                                                           Clients opened 42,600 new
                                                                                                           accounts during June 2003


Investors' Daily Average               2002                                                    2003
  Trading Volume (2) (in thousands)    Jun      Jul     Aug    Sep     Oct     Nov     Dec     Jan      Feb      Mar    Apr     May
------------------------------------------------------------------------------------------------------------------------------------
   Daily Average Revenue Trades(3)    128.3    156.1   117.5  112.0   127.5   141.5   126.7   126.3    101.5    114.6  119.8   143.9
   Mutual Fund OneSource(R)and
    Other Asset-Based Trades (4)       58.0     67.1    50.7   51.5    51.8    52.0    51.8    56.2     51.9     54.8   57.4    55.7
------------------------------------------------------------------------------------------------------------------------------------
     Trading Activity                 186.3    223.2   168.2  163.5   179.3   193.5   178.5   182.5    153.4    169.4  177.2   199.6
====================================================================================================================================
   Daily Average Share Volume
    (in millions)
     NYSE                             1,587    1,886   1,341  1,409   1,655   1,454   1,248   1,475    1,336    1,439  1,423   1,489
     Nasdaq                           1,877    2,158   1,509  1,451   1,684   1,784   1,424   1,541    1,311    1,500  1,478   1,848
------------------------------------------------------------------------------------------------------------------------------------
     Total                            3,464    4,044   2,850  2,860   3,339   3,238   2,672   3,016    2,647    2,939  2,901   3,337
====================================================================================================================================
Change in Client Assets
   (in billions of dollars)
     Net New Assets (5)                 4.3      4.4     4.4    1.8     3.0     2.8     4.3     4.2      4.5      5.5    1.0     2.7
     Net Market Gains (Losses)        (40.5)   (40.0)    1.8  (42.6)   23.7    29.2   (25.0)  (10.6)    (7.8)     2.0   34.6    32.6

Total Client Assets (at month end,
   in billions of dollars)            797.0    761.4   767.6  726.8   753.5   785.5   764.8   758.4    755.1    762.6  798.2   833.5
====================================================================================================================================
Market Indices (at month end)
     Dow Jones Industrial Average     9,243    8,737   8,664  7,592   8,397   8,896   8,342   8,054    7,891    7,992  8,480   8,850
     Nasdaq Composite                 1,463    1,328   1,315  1,172   1,330   1,479   1,336   1,321    1,338    1,341  1,464   1,596
     Standard & Poor's 500              990      912     916    815     886     936     880     856      841      848    917     964
     Schwab 1000                      3,147    2,908   2,922  2,614   2,826   2,985   2,810   2,738    2,688    2,715  2,928   3,084

Mutual Fund Net Buys (Sells) (6)
    (in millions of dollars)
     Domestic Growth               (1,172.4)(2,492.0)  203.4 (815.4) (471.2)  381.7  (746.9)  (52.4)  (822.7)    29.3  670.6 1,235.9
     International Growth             191.9   (183.0)  (32.5)(123.2)  (95.9)   40.7  (127.1)  230.7   (197.2)   (95.3) 185.1   224.9
     Balanced (stock and bond)       (133.3)  (492.0)  278.2  (11.0)  (11.5)  345.1    65.9   486.4     11.8    212.7  506.5   380.4
     Bond - Taxable                   894.4  1,202.3 1,041.4  791.4   (33.5)  477.5   222.6   810.6  1,116.9    838.3  806.2   742.9
     Bond - Tax Advantaged             75.8    209.2   236.1  123.4  (182.1)  (43.5)   44.3    36.4    116.8      7.6  (43.2)   46.8



Investors' Daily Average                         % change
  Trading Volume (2) (in thousands)    June     Mo.    Yr.*
-------------------------------------------------------------
   Daily Average Revenue Trades(3)     159.3    11%    24%
   Mutual Fund OneSource(R)and
    Other Asset-Based Trades (4)        58.3     5%     1%
-------------------------------------------------------------
     Trading Activity                  217.6     9%    17%
=============================================================
   Daily Average Share Volume
    (in millions)
     NYSE                              1,516     2%    (4%)
     Nasdaq                            2,032    10%     8%
-------------------------------------------------------------
     Total                             3,548     6%     2%
=============================================================
Change in Client Assets
   (in billions of dollars)
     Net New Assets (5)                  2.8     4%   (35%)
     Net Market Gains (Losses)           8.4

Total Client Assets (at month end,
   in billions of dollars)             844.7     1%     6%
=============================================================
Market Indices (at month end)
     Dow Jones Industrial Average      8,985     2%    (3%)
     Nasdaq Composite                  1,623     2%    11%
     Standard & Poor's 500               975     1%    (2%)
     Schwab 1000                       3,120     1%    (1%)

Mutual Fund Net Buys (Sells) (6)
    (in millions of dollars)
     Domestic Growth                   957.0
     International Growth              121.1
     Balanced (stock and bond)         698.4
     Bond - Taxable                    336.4
     Bond - Tax Advantaged               3.7

(1)  Active  client  accounts are defined as accounts with balances or activity  within the preceding  eight months.  June 2003 data includes the removal of 192,000 accounts  related to the sale of the Company's  Employee Stock Purchase Plan (ESPP) business in
     December 2002.
(2)  The earnings of Charles Schwab & Co., Inc. (Schwab) and its parent,  The Charles Schwab  Corporation,  are directly affected by many factors not reflected above.
(3)  Includes all client  trades (both  individuals  and  institutions)  that  generate  either  commission  revenue or revenue from principal markups (i.e., fixed income); also known as DART.
(4)  Includes mutual fund trades executed through Schwab's Mutual Fund OneSource(R)  service.  Contact any Schwab representative for complete information on this service.
(5)  May 2003 and April 2003 data  includes  outflows  related to the sale of the  Company's  ESPP business of $0.3 billion and $0.2 billion,  respectively.  March 2003 and  January  2003 data  includes  individual  inflows of $1.3  billion  and $0.8  billion, respectively,  at U.S. Trust related to Special  Fiduciary  business  clients.  December 2002 data excludes mutual fund capital gains reinvestments of $0.9 billion. November 2002 data includes $0.7 billion in outflows related to an ESPP client.
(6)  Represents the principal value of client mutual fund (no-load,  low-load,  load) transactions handled by Schwab and U.S. Trust, including transactions in SchwabFunds(R) and Excelsior(R) Funds,  respectively.  Includes institutional funds available only to
     Investment  Managers.  Excludes money market funds.  Contact any Schwab  representative for complete  information on purchasing mutual funds through Schwab,  including a fund prospectus  which  describes  management fees and expenses.  Read the prospectus carefully before you invest.

        *  June 2003 vs. June 2002                  The Charles Schwab Corporation

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